UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 24, 2009
(Date of Earliest Event Reported)

NATIONAL HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-12629 (Commission File Number)	36-4128138 (I.R.S. Employer Identification No.)

120 Broadway, 27th Floor, New York, NY  10271
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 417-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On February 22, 2007, National Holdings Corporation (the “Company,” “we” or “us”) completed a private placement of securities (the “Offering”) whereby we sold to certain investors, in part, 10% promissory notes (each a “Note” and collectively, the “Notes”) in the aggregate principal amount of $1,000,000 and warrants to purchase an aggregate 250,000 shares of the Company’s common stock.  The Notes were due and payable on February 22, 2009, subject to five business day grace period.  We have entered into forbearance agreements with each of the investors in the Offering.

On February 24, 2009, the Company entered into a forbearance agreement with St. Cloud Capital Partners, L.P. (“St. Cloud”), which provides that St. Cloud shall not exercise any of its rights under its Note so long as the principal amount of $250,000 is paid as follows: (i) Twenty Five Thousand ($25,000) Dollars to be paid on February 24, 2009 (which payment was made by the Company on such date); (ii) One Hundred Thousand ($100,000) Dollars to be paid on March 2, 2009; and (iii) One Hundred Twenty Five Thousand ($125,000) Dollars to be paid on March 12, 2009.

On February 25, 2009, the Company entered into a forbearance agreement with Bedford Oak Partners, L.P. (“Bedford Oak”), whereby Bedford Oak agreed to forbear the exercise of its rights under its Note until May 1, 2009 in consideration for having the exercise price of its warrant to purchase 62,500 shares of the Company’s common stock, which it received in the Offering, reduced from $1.40 to $0.75 per share.

On February 25, 2009, the Company entered into a forbearance agreement with Christopher C. Dewey (“Dewey”), whereby Dewey agreed to forbear the exercise of his rights under his Note until May 1, 2009 in consideration for having the exercise price of his warrant to purchase 125,000 shares of the Company’s common stock, which he received in the Offering, reduced from $1.40 to $1.00 per share.

Christopher C. Dewey, Marshall S. Geller, the Co-Founder and Senior Managing Partner of St. Cloud, and Robert Lautz, a Managing Director of St. Cloud, are each members of the Company’s board of directors.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit

10.23	Forbearance Agreement, dated as of February 24, 2009, by and between National Holdings Corporation and St. Cloud Capital Partners, L.P.

10.24	Forbearance Agreement, dated as of February 25, 2009, by and between National Holdings Corporation and Bedford Oak Partners, L.P.

10.25	Forbearance Agreement, dated as of February 25, 2009, by and between National Holdings Corporation and Christopher C. Dewey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HOLDINGS CORPORATION

By:	/S/ MARK GOLDWASSER
Mark Goldwasser
Chief Executive Officer

Dated: March 2, 2009